EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Brunswick Technologies, Inc.

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Boston, Massachusetts
February 3, 1997